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                                                                     Exhibit 1.2


                             ________________ Shares

                            Lifecore Biomedical, Inc.

                                  Common Stock

                               PURCHASE AGREEMENT

                                                               October ___, 1995

JOHNSON & JOHNSON DEVELOPMENT
  CORPORATION
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Ladies and Gentlemen:

     Lifecore Biomedical, Inc., a Minnesota corporation (the "Company"), proposes to sell to Johnson & Johnson Development Corporation ("J&J" or "you") an aggregate of _______________ shares of Common Stock, $.01 stated value per share (the "Common Stock"), of the Company (the "Shares") with an aggregate purchase price of $2,000,000. The Shares consist of ______________ authorized but unissued shares of Common Stock to be issued and sold by the Company. Concurrently with the sale of the Shares to J&J, the Company intends to sell ________ shares of the Company's Common Stock (plus up to an additional
_________ shares to cover over-allotments) to the several underwriters listed in
Schedule I to that certain Purchase Agreement among the Company and such underwriters dated of even date herewith (the "Purchase Agreement"). For purposes of this Agreement, the term "Firm Shares" shall mean the _________ shares which the underwriters have committed to purchase and the term "Underwritten Shares" shall mean the entire amount of shares purchased by the underwriters under the Purchase Agreement, including under the over-allotment option.

     The Company hereby confirms its agreement with respect to the sale of the Shares to J&J.


1. REGISTRATION STATEMENT. A registration statement on Form S-2 (File No. 33-62223) with respect to the Shares and the Underwritten Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission and delivered to J&J; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed.



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     The Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations.

     2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with J&J as follows:

          (i) As of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, upon the filing or first delivery to J&J of the Prospectus (or any supplement to the Prospectus) and at the Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) will conform or conformed in all material respects to the requirements of the Act and the Rules and Regulations,
     (B) the Registration Statement (as so amended) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

          (ii) The financial statements of the Company, together with the notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied



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     throughout the periods involved (except as otherwise stated therein), and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. Grant Thornton LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

          (iii) All reports, proxy statements and other information filed by the Company with the Commission and incorporated by reference into the Prospectus, as of the date each was filed, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


          (iv) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole.

          (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions that in either event are material to the Company and its subsidiaries, taken as a whole, nor has the Company declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

          (vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material



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     adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

          (vii) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

          (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

          (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except as such rights have been satisfied, waived or terminated. All of the issued and outstanding shares of capital



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     stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock, except that the Company owns 95% of the outstanding common stock of Lifecore Biomedical SpA. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

          (x) Except when the failure to comply, lack of possession or invalidity would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole, the Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

          (xi) The Company and its subsidiaries have good and marketable title to all property described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or which do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries; the property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries; except as set forth in the Registration Statement and Prospectus, the Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.



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          (xii)     Neither the Company nor any of its subsidiaries is in
     violation of its respective charter or by-laws or in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

          (xiii) The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

          (xiv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

          (xv) The Shares have been approved for listing on the Nasdaq National Market System.

          (xvi) Other than its subsidiaries, Implant Support Systems, Inc. and Lifecore Biomedical SpA, the Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

          (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xviii)   The Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (xix) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (xx) Neither the Company or any of its subsidiaries is an investment company, as defined in the Investment Company Act of 1940, as amended, or a company controlled by such an investment company.



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          (xxi)     Neither the Company nor any of its subsidiaries is involved in any labor dispute which, either individually or in the aggregate, could have a material adverse effect on the business, operations, properties, condition (financial or otherwise), income, earnings or business prospects of the Company and its subsidiaries (taken as a whole), nor, to the best of the Company's knowledge, is any such dispute threatened.

          (xxii) Neither the Company nor any of its subsidiaries has violated any federal, state or local environmental, safety or similar law (including rules and regulations of occupational safety and health agencies) applicable to its or their business, nor any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal, state or local wages and hours laws, nor any provisions of the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, operations, properties, condition (financial or otherwise), income, earnings or business prospects of the Company and its subsidiaries, taken as a whole.

          (xxiii) Upon issuance of the Shares to J&J, J&J will be entitled (upon the expiration of any agreement of J&J not to sell or transfer the Shares) to resell the Shares without restriction (including, but not limited to, any requirement to register the Shares or to maintain the effectiveness of the Registration Statement) under the Securities Act of 1933, as amended (the "1933 Act"); provided, however, that if J&J is considered to be an "affiliate" of the Company under the 1933 Act at the time of any resale, then J&J will be subject to the provisions of Rule 144 under the 1933 Act (without a holding period).

          (b) Any certificate signed by any officer of the Company and delivered to J&J shall be deemed a representation and warranty by the Company to J&J as to the matters covered thereby.

     3. PURCHASE, SALE AND DELIVERY OF THE SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Shares to J&J, and J&J agrees to purchase the Shares from the Company. The purchase price for each Share shall be $____ per share.

     The Shares will be delivered by the Company to you against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray Inc., Piper Jaffray Tower,
222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m., Minneapolis time, on the third full business day following the date hereof, or at such other time as you and the Company determine, such time and date of delivery being herein referred to as the "Closing Date."

     4.   COVENANTS.  The Company covenants and agrees with J&J as follows:

          (a) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the



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     Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose.

          (b) The Company will use its best efforts to qualify the Shares for sale under the securities laws of such jurisdictions as in which the Firm Shares are qualified pursuant to the Purchase Agreement and to continue such qualifications in effect so long as the Firm Shares are so qualified, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

          (c) During a period of five years commencing with the date hereof, the Company will furnish to J&J copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., Nasdaq or any securities exchange.

          (d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

          (e) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to J&J of the Shares and (B) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

          (f) The Company will not, without your prior written consent, offer for sale, sell, contract to sell, grant any option for the sale of or otherwise issue or dispose of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (i) to the Underwriters pursuant to the Purchase Agreement or (ii) pursuant to existing stock option plans or employee stock purchase plans, for a period of 90 days after the commencement of the public offering of the Securities by the Underwriters.

          (g) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

          (h) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market System.

     5. CONDITIONS OF J&J'S OBLIGATIONS. The obligations of J&J hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to



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the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened by the Commission.

          (b) The First Closing of the sale of the Firm Shares by the Company to the several underwriters listed in Schedule I to the Purchase Agreement shall have occurred.

          (c) All of the legal opinions and accountant's letters delivered pursuant to Section 5 of the Purchase Agreement shall be addressed to J&J and shall be satisfactory to J&J, and J&J shall be entitled to rely on such opinions and letters.

           (d) In addition, the opinion of Lindquist & Vennum P.L.L.P. delivered to J&J or a separate opinion of such counsel shall contain an opinion to the effect that, upon issuance of the Shares to J&J, J&J will be entitled (upon the expiration of any agreement of J&J not to sell or transfer the Shares) to resell the Shares without restriction (including, but not limited to, any requirement to register the Shares or to maintain the effectiveness of the Registration Statement) under the Securities Act of 1933, as amended, and applicable state securities laws; provided, however, that if J&J is considered to be an "affiliate" of the Company under the 1933 Act at the time of any resale, then J&J will be subject to the provisions of Rule 144 under the 1933 Act (without a holding period).

          (e) The closing certificate delivered in accordance with Section 5(h) of the Purchase Agreement also shall be addressed to J&J.

     All such opinions, certificates and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

     6.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless J&J against any losses, claims, damages or liabilities, joint or several, to which J&J may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse J&J for any legal or other expenses



                                        9
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     reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

          (b)  Promptly after receipt by an indemnified party under subsection
     (a) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement hereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this
     Section 6 to which it has not agreed in writing.

          (c) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls J&J within the meaning of the Act.

     7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of J&J or the Company, and shall survive delivery of, and payment for, the Shares to and by J&J hereunder.

     8.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

          (a)  This Agreement shall become effective at the time it is executed.

          (b) J&J shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if the Underwriters terminate the Purchase Agreement as provided therein. Any such termination of this Agreement shall be without liability of either party to the other party, except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

          (c) If J&J elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by J&J by telephone, telegram or a facsimile transmission, confirmed by letter.


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     9.   NOTICES.  Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to J&J, shall be mailed, telegraphed or delivered to Johnson & Johnson Development Corporation, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, Attention: Dr. Brad Vale, with a copy to the General Counsel at the same address, and if to the Company, shall be mailed, telegraphed or delivered to it at 3515 Lyman Boulevard, Chaska, MN 55318, Attention: James W. Bracke, or in each case to such other address as the person to be notified may have requested in writing. All notices given by telegram or facsimile transmission shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     10. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     Please sign and return to the enclosed duplicates of this letter whereupon this letter, will become a binding agreement between the Company and J&J in accordance with its terms.

                                   Very truly yours,

                                   LIFECORE BIOMEDICAL, INC.


                                   By:
                                       --------------------------------------
                                        James W. Bracke
                                        Its: President


Confirmed as of the date first above mentioned:

JOHNSON & JOHNSON DEVELOPMENT
CORPORATION



By:
    -----------------------------------------
     Its:
          -----------------------------------

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